CERBCO, Inc.
                                 3421 Pennsy Drive
                            Landover, Maryland   20785

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, DECEMBER 15, 1995


  To the Stockholders of CERBCO, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CERBCO, Inc., a Delaware corporation (the "Company"), for the fiscal year ended June 30, 1995, will be held at the Holiday Inn/US Air Arena, 9100 Basil Court, Landover, Maryland, on Friday, December 15, 1995, at 10:00 a.m. local time, for the following purposes:

        1.    To elect directors of the Company;

        2. To approve the Company's 1995 Board of Directors' Stock Option Plan; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on October 19, 1995, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, a Proxy, and a Proxy Statement accompany this Notice.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

  By Order of the Board of Directors,

  Robert F. Hartman
  Secretary


  Landover, Maryland
  October 27, 1995

                                   CERBCO, Inc.
                                 3421 Pennsy Drive
                            Landover, Maryland   20785

                     Annual Meeting of Stockholders to be Held
                                 December 15, 1995

                                  PROXY STATEMENT


                     SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Holiday Inn/US Air Arena, 9100 Basil Court, Landover, Maryland, on Friday, December 15, 1995, at 10:00 a.m. local time, and at any adjournments thereof (the "Meeting").

      Stockholders are requested to complete, sign and date the accompanying proxy and return it promptly to the Company in the enclosed envelope. If the enclosed proxy is executed and returned, it may be revoked at any time before it is voted at the Meeting by a written notice of revocation to the Secretary of the Company, or by executing a proxy bearing a later date, or by voting at the Meeting.

      Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted FOR the election as director of the Company that nominee for director designated for election by the holders of Common Stock and listed under the caption "Proposal No. 1 - Election of Directors" herein; FOR the election as directors of the Company those nominees for director designated for election by the holders of Class B Common Stock and listed under the caption "Proposal No. 1 - Election of Directors" herein; FOR the approval of the 1995 Board of Directors' Stock Option Plan as described in "Proposal No. 2 - Approval of the 1995 Board of Directors' Stock Option Plan" herein; and, if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

      The cost of solicitation will be borne by the Company. Additional solicitations may be made by mail, telephone, telegraph, personal contact or other means by the Company or by its directors or regular employees. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to the beneficial owners of shares of the Company's common stock and to reimburse them for their reasonable expenses in so doing.

      This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy and Annual Report on Form 10-K are first being mailed to the Company's stockholders of record on or about October 27, 1995.

                       OUTSTANDING SHARES AND VOTING RIGHTS

      As of the close of business on October 19, 1995, the record date fixed for the determination of stockholders entitled to notice of, and to vote at, the Meeting (the "Record Date"), there were outstanding 1,461,956 shares, comprised of 1,151,001 shares of Common Stock, $.10 par value (the "Common Stock"), and 310,955 shares of Class B Common Stock, $.10 par value (the "Class B Common Stock"), which are the only classes of stock of the Company outstanding. A quorum shall be constituted by the presence at the Meeting of one-third (1/3) of the outstanding shares of Common Stock, or 383,667 of such shares, and one-third (1/3) of the outstanding shares of Class B Common Stock, or 103,652 of such shares.

      Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors.
  The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class.
  The present authorized number of directorships of the Board of Directors is five. However, the number of authorized directorships has been reduced to four effective the date of the Meeting. (See section entitled "Proposal No. 1
  - Election of Directors.") For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                                SECURITY OWNERSHIP

      The following information is furnished with respect to each person or entity who is known to the Company to be a beneficial owner of more than five percent of any class of the Company's voting securities as of the Record Date:

  Name & Address of                             Amount and Nature of   Percent
  Beneficial Owner           Title of Class     Beneficial Ownership   of Class

  Robert W. Erikson          Common Stock            56,200 (1)          4.9%
  3421 Pennsy Drive          Class B Common Stock   131,750 (2)(4)      42.4%
  Landover, MD

  George Wm. Erikson         Common Stock            55,102 (3)          4.8%
  3421 Pennsy Drive          Class B Common Stock   115,814 (3)(4)      37.2%
  Landover, MD

  Koonce Securities, Inc.    Common Stock           229,930 (5)         20.0%
  6550 Rock Spring Dr
  Bethesda, MD

  Kennedy Capital            Common Stock           108,300 (6)          9.4%
    Management, Inc.
  425 N. New Ballas Rd
  St. Louis, MO

  (1)   Record and beneficial ownership, sole voting and sole investment power.
  Does not include 10,125 shares owned by Mr. Erikson's spouse, the beneficial ownership of which Mr. Erikson disclaims.
  (2)   Record and beneficial ownership, sole voting and sole investment power.
  Does not include 125 shares owned by Mr. Erikson's spouse, the beneficial ownership of which Mr. Erikson disclaims.
  (3) Record and beneficial ownership. Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.
  (4) See sections entitled "Voting Securities and Principal Holders Thereof" and "Legal Proceedings."
  (5) Beneficial ownership, sole voting and sole investment power as publicly disclosed in current Schedule 13G Beneficial Ownership Report, reporting securities acquired by such financial institution in the ordinary course of its business.
  (6) Beneficial ownership, shared voting and shared investment power as publicly disclosed in current Schedule 13G Beneficial Ownership Report, reporting securities acquired by such financial institution in the ordinary course of its business.

      The following information is furnished with respect to all directors of CERBCO who were the beneficial owners of any shares of CERBCO's Common Stock and Class B Common Stock as of the Record Date, and with respect to all directors and officers of CERBCO as a group:

                                       Amount & Nature of Beneficial Ownership
  Name of                                     Owned       Exercisable   Percent
  Beneficial Owner         Title of Class   Outright        Options     of Class

  Robert W. Erikson        Common Stock      56,200  (1)      9,668        5.7%
                           Class B
                             Common Stock   131,750  (2)(4)       0       42.4%
  George Wm. Erikson       Common Stock      55,102  (3)      9,668        5.6%
                           Class B
                             Common Stock   115,814  (3)(4)       0       37.2%
  Webb C. Hayes, IV        Common Stock       1,500           4,500        0.5%
  Paul C. Kincheloe, Jr.   Common Stock       1,500           4,500        0.5%
  All Directors and
    Officers as a Group    Common Stock     114,302          28,336       12.1%
    (6 persons including   Class B
    those named above)       Common Stock   247,564               0       79.6%
    (5)(6)

  (1)   Record and beneficial ownership, sole voting and sole investment power.
  Does not include 10,125 shares owned by Mr. Erikson's spouse, the beneficial ownership of which Mr. Erikson disclaims.
  (2)   Record and beneficial ownership, sole voting and sole investment power.
  Does not include 125 shares owned by Mr. Erikson's spouse, the beneficial ownership of which Mr. Erikson disclaims.
  (3) Record and beneficial ownership. Includes 2,246 shares of each class of stock owned jointly with Mr. Erikson's spouse, as to which there is shared voting and investment power.
  (4) See sections entitled "Voting Securities and Principal Holders Thereof" and "Legal Proceedings."
  (5) Mr. George Erikson also is the beneficial owner of 16,500 shares of Common Stock (less than 1% of such class) of Insituform East, Incorporated, a subsidiary of the Company. In addition, Messrs. George Erikson and Robert
  Erikson each are the beneficial owners of exercisable options on 75,000 shares of the Common Stock (approximately 1.8% of such class) of Insituform East, Incorporated, pursuant to the Insituform East 1989 and 1994 Board of
  Directors' Stock Option Plans.
  (6)   Mr. Armen Manoogian, President and Director of Capitol Copy Products,
  Inc. ("CCP"), a subsidiary of the Company, is the beneficial owner of 400 shares (33 1/3%) of the Class B Stock of CCP.

                      PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      The authorized number of directorships of the Board of Directors is currently five. Four directors are presently serving, and one of the authorized directorships is vacant. The Board of Directors has determined that the authorized number of directorships be reduced to four and in accordance with the Company's By-laws has reduced the authorized number of directorships to four effective the date of the Meeting. Accordingly, in accordance with the Company's Certificate of Incorporation and By-laws, the Board has nominated one director to be elected by the holders of shares of Common Stock and three directors to be elected by holders of shares of Class B Common Stock. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting, and the four persons presently serving as directors are all nominees to be elected at the Meeting. The directors elected will serve subject to the Company's By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 1996 and until their respective successors shall have been duly elected and qualified.

      It is intended that the individuals named in the enclosed form of proxy will vote their proxies in favor of the election of the persons listed below as the Board's nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees for the office of director will not be available for election as director. However, should any of them become unwilling to be elected or unable to serve, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board may recommend.

  PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

      One of the four nominees for election to the Company's Board of Directors identified below has been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to such nominee. The remaining three nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to such nominees. Accordingly, the following list contains a designation as to that nominee to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:

  Name, Age, Principal Occupation,                 First     Class of Common
    Business Experience                           Became A    Stock For Which
    and Directorships                           Director(1)     Nominated

  Robert W. Erikson, Age 50  (2)(3)(4)              1974          Class B
  President, Treasurer and a Director of CERBCO                Common Stock
  since 1988; Insituform East, Inc. - Vice
  Chairman since 1986 and President since 1991,
  a Director since 1985 and Vice Chairman of the
  Board of Directors from 1985 to 1986; Capitol
  Copy Products, Inc. - Vice Chairman and a
  Director since 1987; CERBERONICS, Inc. - a
  Director since 1974, Chairman since 1988, and
  President from 1977 to 1988; a Director of
  Palmer National Bancorp, Inc. and The Palmer
  National Bank since 1983.

  George Wm. Erikson, Age 53  (2)(3)                1975          Class B
  Chairman, General Counsel and a Director of                  Common Stock
  CERBCO since 1988; Insituform East, Inc. -
  Chairman and General Counsel since 1986, a
  Director since 1984 and Chairman of the Board
  of Directors from 1985 to 1986; Capitol Copy
  Products, Inc. - Chairman, General Counsel
  and a Director since 1987; CERBERONICS, Inc.
  - a Director since 1975, General Counsel since
  1976, Chairman from 1979 to 1988, and Vice
  Chairman since 1988.

  Webb C. Hayes, IV, Age 47  (4)(5)                 1991          Class B
  Chairman of the Board of Palmer National                     Common Stock
  Bancorp, Inc. and The Palmer National Bank
  since 1985, President and Chief Executive
  Officer since 1983; a Director of the Federal
  Reserve Bank of Richmond from 1992 to 1995;
  Capitol Copy Products, Inc. - a Director since
  1992; Insituform East, Inc. - a Director since
  1994.

  Paul C. Kincheloe, Jr., Age 54  (4)(5)            1991       Common Stock
  Practicing attorney and real estate investor
  since 1967; Partner in the law firm of
  Kincheloe and Schneiderman since 1983; Director
  of Herndon Federal Savings & Loan from 1970 to
  1983; Director of First Federal Savings & Loan
  of Alexandria from 1983 to 1989; Capitol Copy
  Products, Inc. - a Director since 1992;
  Insituform East, Inc. - a Director since 1994.

  (1) Includes service as a director of CERBERONICS, Inc., now a wholly-owned subsidiary of the Company. The Company discontinued the operations of CERBERONICS in March 1991.
  (2) Member of the Corporate Executive Committee of the Company, and the Chief Executive Officer Committees of Insituform East, Incorporated and
  Capitol Copy Products, Inc., which committees perform the functions of the Chief Executive Officer of each of the respective companies.
  (3)   Messrs. Robert Erikson and George Erikson are brothers.
  (4)   Member of the Audit Committee.
  (5)   Member of the Stock Option Committee.

                       COMMITTEES OF THE BOARD OF DIRECTORS
                              AND MEETING ATTENDANCE

      The Board of Directors has an Audit Committee, a majority of the members of which are outside directors, and a Stock Option Committee. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

      The Audit Committee, among its functions, reviews the Company's financial policies and accounting systems and controls, reviews the scope of the independent public accountants' audit and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The non-management members of the Audit Committee consult with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

      The Stock Option Committee administers the 1986 Employee Stock Option Plan. Generally, this committee has the authority to determine, subject to the provisions of such plan, to whom options are granted, the number of shares to be subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

      During the fiscal year ended June 30, 1995, the Board of Directors of the Company held five meetings, the Audit Committee held two meetings, and the Stock Option Committee did not meet. Each of the Company's directors attended 75% or more of the total of (1) the number of meetings of the Board of Directors and (2) the number of meetings held by all committees of the Board on which such Director served during the fiscal year ended June 30, 1995.

                              EXECUTIVE COMPENSATION

  JOINT COMPENSATION REPORT BY:
  THE BOARD OF DIRECTORS AND THE STOCK OPTION COMMITTEE

  GENERAL

      CERBCO, Inc. ("CERBCO" or the "Company") is a parent holding company with controlling interests in Insituform East, Incorporated ("Insituform East") [excavationless sewer and pipeline rehabilitation], and Capitol Copy Products, Inc. ("Capitol Copy") [copier and facsimile ("fax") equipment sales, service and supplies].

      The Company does not have a compensation committee. The Corporate Executive Committee (the "CEC") (1), with the annual review and oversight of the Board, determines the base salary for all officers of the Company except the members of the CEC. The Board, as a whole, considers compensation arrangements proposed by and for members of the CEC and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEC. In addition, the Company's Stock Option Committee determines whether options should be awarded to the Company's employees (including the members of the CEC) under the Company's 1986 Employee Stock Option Plan (the "Stock Option Plan"). When considering CEC compensation arrangements, a portion of Board review may be conducted in camera, excluding CEC members, and resolutions of the Board determining CEC compensation arrangements typically are voted upon twice, once with CEC members abstaining.

   (1) Pursuant to the Company's By-laws, the CEC performs the functions of the Chief Executive Officer of the Company. The CEC presently has two members, Messrs. George Wm. Erikson, Chairman and Robert W. Erikson, President.

  PHILOSOPHY

      The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including Messrs. George and Robert Erikson) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board believes management compensation should be set at levels competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the Board's view that the compensation of management should have a component contingent upon the Company's level of performance.
  By aligning the financial interests of the Company's executive officers and those of its shareholders, the Company encourages executive officers to enhance the profitability of the Company and thus increase shareholders' value. Since CERBCO officers devote a predominate portion of their time to the affairs of the operating subsidiaries, the Board reviews and considers the compensation decisions of such subsidiaries when determining the compensation arrangements of its officers. The Board and the CEC review the compensation arrangements of the Company's executive officers on a continuing basis to ensure that such arrangements are consistent with this executive compensation philosophy.

  COMPONENTS OF COMPENSATION

      The compensation program for the Company's officers, including members of the CEC, consisting of compensation received both from CERBCO and/or from one or more of its operating subsidiaries, consists of: (i) base salary; (ii) compensation pursuant to plans; and (iii) incentive cash bonuses. The CEC and the Board determine the base salary of CERBCO officers; the Board administers the Company's Supplemental Executive Retirement Plan covering the Company's officers (the "CERBCO Supplemental Retirement Plan"); and the members of the CERBCO Stock Option Committee make decisions with respect to awarding stock options under the CERBCO Stock Option Plan to all CERBCO employees. However, each CERBCO officer additionally serves as an officer with one or more of the Company's operating subsidiaries and receives significant compensation, including base salary, compensation pursuant to plans and incentive bonuses, from each of the relevant subsidiaries. Accordingly, the Company's officers receive most of their total annual compensation from one or more of the subsidiaries for employment responsibilities with such subsidiaries. The CERBCO Board carefully reviews the compensation decisions of the subsidiaries as they relate to the officers of CERBCO.

      Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

      (i) Base Salary. The base salary level for each executive officer (including members of the CEC) is considered annually in September, and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEC is empowered to adjust the annual base salary level of executive officers (other than members of the CEC) at other times during the year should it deem any such adjustments appropriate. Such adjustments are included in the annual officer compensation review and approvals conducted by the Board each September.

            The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Since the officers of CERBCO are employed by and receive most of their salary from one or more of the Company's subsidiaries, the CERBCO Board reviews and considers the base salary received from such subsidiaries and determines whether the aggregate base compensation received by each officer is commensurate with the time and effort devoted to the activities of the Company and each subsidiary.

            Applying the Company's compensation philosophy during the annual review in September 1994, it was the judgment of the CEC and the Board that the base salary level of each executive officer of the Company (including members of the CEC) should be increased 3% effective October 1, 1994. In addition, the Board concurred with the decision of (a) the Insituform East Board of Directors, to increase by 3% the base salary of its officers, and (b) the Capitol Copy Board of Directors to increase by approximately 4% the base salary of its three senior officers who together function as the Chief Executive Officer Committee.

      (ii) Compensation Pursuant to Plans. The officers of CERBCO are eligible to receive plan compensation through the CERBCO Supplemental Retirement Plan and the Company's Stock Option Plan. In addition, the officers of CERBCO, including members of the CEC, are eligible to participate in compensation pursuant to plans offered to the employees of any subsidiary with which such officer may also be employed. Participation in, and benefits acquired under, such plans (other than stock option plans) are on a nondiscretionary formula basis applicable to all employees (see "Compensation Pursuant to Plans").

            Pursuant to the CERBCO Supplemental Retirement Plan, the members of the CEC will receive a monthly retirement benefit for life equivalent to 50% of the final aggregate monthly salary such executives received from the Company and its operating subsidiaries. The other executives covered by the CERBCO Supplemental Retirement Plan will receive a monthly retirement benefit for life equivalent to 25% of the final aggregate monthly salary such executives received from the Company and its operating subsidiaries. See "Compensation Pursuant to Plans - Supplemental Executive Retirement Plan."

            The terms of the CERBCO Supplemental Retirement Plan require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the Company's executive officers. The Company has established such a trust, which has been funded by life insurance policies.

            The Board views the CERBCO Supplemental Retirement Plan as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the CERBCO Supplemental Retirement Plan is fully consistent with CERBCO's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

            Pursuant to the Company's Stock Option Plan, stock option awards to any employee, including any officer, are discretionary and determined by the Company's Stock Option Committee, which in fiscal year 1995 consisted of Messrs. Kincheloe and Hayes. The Stock Option Committee must consider the following factors, articulated in the Stock Option Plan and consistent with the Company's compensation philosophy: (a) the duties and responsibilities of eligible employees; (b) their past and prospective contributions to the success of the Company; and (c) the extent to which they are performing, and will continue to perform, outstanding service for the benefit of the Company. No stock options were granted under this plan to, and no options available under this plan were exercised by, any officer of the Company during fiscal year 1995 (see "Compensation Pursuant to Plans - 1986 Employee Stock Option Plan," "Option/SAR Grants in Last Fiscal Year" and "Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values").

            The Company's officers may also be eligible to receive stock options under one or more of the stock option plans offered by any subsidiary with which they may additionally be employed. No options available under the Insituform East Employee Stock Option Plan were granted to, or exercised by, any officers of Insituform East. With respect to Capitol Copy officers, no options were granted under the Capitol Copy Incentive Stock Option Plan. The CERBCO Board concurred with the granting of no stock options by such subsidiaries in fiscal year 1995.

      (iii) Incentive Cash Bonuses. CERBCO has deferred the direct employ of an incentive cash bonus as part of the compensation package of its officers. However, the Company believes that the compensation of its officers is typically more directly linked to the overall profitability of the Company's operations as a whole because each of the officers is employed by one or more subsidiary which offers cash incentive bonuses. Insituform East and Capitol Copy both employ an annual return-on-equity ("ROE") incentive cash bonus which is tied to the respective subsidiaries' earnings. While all officers of Insituform East are eligible to receive an ROE bonus, only the three senior officers comprising the Chief Executive Officer Committee ("CEOC") of Capitol Copy are eligible to receive an ROE bonus from Capitol Copy. The Insituform East ROE incentive bonus amount is calculated by multiplying Insituform East's annual ROE percentage (net earnings divided by weighted average equity less current earnings) by the base compensation paid to the officer over the fiscal year. In the case of Capitol Copy, the ROE formula equity factor is adjusted to account for any purchase debt balances. The maximum annual individual bonus available to any officer in either subsidiary is normally limited to an upper cap of 30% of the officer's base compensation used in the respective ROE formula. For the most recent fiscal year ended June 30, 1995, the ROE bonus rate was 16.0% for Insituform East officers. At Capitol Copy, where the annual shareholder ROE percentage for the fiscal year ended June 30, 1995 was 61.8%, the Capitol Copy Board awarded the CEOC members both a regular ROE bonus at the capped rate of 30% and a discretionary, supplemental bonus of an additional 15%. The Company's Board concurred with the incentive bonus decisions made by Insituform East and Capitol Copy.

  COMPENSATION OF MEMBERS OF THE CEC

      On September 13, 1994, the CERBCO Board approved an annual base salary of $10,300 per year, effective October 1, 1994, for each current member of the CEC, namely, Messrs. George Erikson and Robert Erikson. The decision made by the CERBCO Board was subjective, taking into account the philosophical aim of setting executive compensation and was not based on any particular performance criteria. The Stock Option Committee did not award either member of the CEC stock options pursuant to the CERBCO Stock Option Plan. As part of its analysis when it determined the compensation packages for Messrs. George Erikson and Robert Erikson, the Board reviewed the compensation they received from both subsidiaries in order to ensure that their aggregate compensation was reasonably apportioned in relation to the time, duties and responsibilities among each of the three companies.

      At Insituform East, the base salary of Messrs. George Erikson and Robert Erikson increased to a rate of $194,450 per year, effective October 1, 1994, from the base salary rate of $188,786 per year. Moreover, due to the positive earnings results obtained by Insituform East for fiscal 1995, an incentive cash bonus based upon the ROE formula previously discussed, in the amount of $31,457 was earned by both Messrs. George Erikson and Robert Erikson. No Insituform East stock options pursuant to the Insituform East Employee Stock Option Plan were granted to either Mr. George Erikson or to Mr. Robert Erikson.

      As to Capitol Copy, the base salary received by Messrs. George Erikson and Robert Erikson increased to a rate of $60,570 per year, effective October 1, 1994, from the base salary rate of $58,240 per year. Moreover, due to the positive earnings results obtained by Capitol Copy for fiscal 1995, an earned incentive cash bonus of 30%, based upon the ROE formula previously discussed, and a discretionary, supplemental bonus of 15%, in the total amount of $28,267 was accorded to both Mr. George Erikson and Mr. Robert Erikson on September 12, 1995. Messrs. George Erikson and Robert Erikson are not eligible to receive stock options under the Capitol Copy Stock Option Plan.

      As previously discussed, in approving the compensation package for the CEC members, the Board considered that Messrs. George Erikson and Robert Erikson devote a predominate portion of their time and effort directly to the activities of CERBCO's operating subsidiaries, and that their work for CERBCO requires a smaller portion of their time and effort. The Board concurred in the compensation paid to the members of the CEC by each such subsidiary and believes the components of the aggregate compensation paid to Messrs. George Erikson and Robert Erikson by the Company and its subsidiaries provide a compensation package that fairly reflects the time and effort devoted by such officers to the Company and each of its subsidiaries.

  The Board of Directors                              The Stock Option Committee

  Robert W. Erikson                                   Webb C. Hayes, IV
  George Wm. Erikson                                  Paul C. Kincheloe, Jr.
  Webb C. Hayes, IV
  Paul C. Kincheloe, Jr.

  SUMMARY COMPENSATION

  CERBCO is a parent holding company with controlling interests in two principal subsidiaries, Insituform East ("IEI") and Capitol Copy Products ("CCP"). CERBCO officers participate also in the management of these subsidiaries. The following table sets forth information concerning the compensation paid to each of the named executive officers of the Company and/or its subsidiaries for the fiscal years ended June 30, 1995, 1994 and 1993:


  SUMMARY COMPENSATION TABLE
                                              Annual Compensation
                                 -------------------------------------------------
  Name                                                  Other         Total
  and                                                   Annual        Annual
  Principal                        Salary       Bonus   Compensation  Compensation
  Position          Year           ($)          ($)     ($) (6)       ($)
  ---------------------------------------------------------------------------------

  Robert W. Erikson    1995  CERBCO  $10,412       $0           $0        $10,412
  Director, President        IEI     196,555   31,457            0        228,012
   & Treasurer (1)           CCP      61,063   28,267            0         89,330
                                    --------  -------          ---       --------
                                    $268,030  $59,724           $0       $327,754
                                    ========  =======          ===       ========
                       1994  CERBCO  $10,000       $0           $0        $10,000
                             IEI     188,559    2,086            0        190,645
                             CCP      57,432   17,262            0         74,694
                                    --------  -------          ---       --------
                                    $255,991  $19,348           $0       $275,339
                                    ========  =======          ===       ========
                       1993  CERBCO  $10,000       $0           $0        $10,000
                             IEI     188,000        0            0        188,000
                             CCP      54,678   24,348 (4)       0         79,026
                                    --------  -------         ---       --------
                                    $252,678  $24,348          $0       $277,026
                                    ========  =======         ===       ========

  George Wm. Erikson   1995  CERBCO  $10,412       $0           $0        $10,412
  Director, Chairman         IEI     196,555   31,457            0        228,012
   & General Counsel (1)     CCP      61,063   28,267            0         89,330
                                    --------  -------          ---       --------
                                    $268,030  $59,724           $0       $327,754
                                    ========  =======          ===       ========
                       1994  CERBCO  $10,000       $0           $0        $10,000
                             IEI     188,559    2,086            0        190,645
                             CCP      57,432   17,262            0         74,694
                                    --------  -------          ---       --------
                                    $255,991  $19,348           $0       $275,339
                                    ========  =======          ===       ========
                       1993  CERBCO  $10,000       $0           $0        $10,000
                             IEI     188,000        0            0        188,000
                             CCP      54,678   24,348 (4)       0         79,026
                                    --------  -------         ---       --------
                                    $252,678  $24,348          $0       $277,026
                                    ========  =======         ===       ========

  Robert F. Hartman    1995  CERBCO  $10,412       $0          $0        $10,412
  Vice President,            IEI      83,664   13,390           0         97,054
   Secretary &                      --------  -------         ---       --------
   Controller (2)                    $94,076  $13,390          $0       $107,466
                                    ========  =======         ===       ========
                       1994  CERBCO  $10,000       $0          $0        $10,000
                             IEI      80,254      888           0         81,142
                                    --------  -------         ---       --------
                                     $90,254     $888          $0        $91,142
                                    ========  =======         ===       ========
                       1993  CERBCO   $9,808       $0          $0         $9,808
                             IEI      78,461        0           0         78,461
                                    --------  -------         ---       --------
                                     $88,269       $0          $0        $88,269
                                    ========  =======         ===       ========

  Armen A. Manoogian   1995  CCP    $224,955 $105,962      $8,400       $339,317
  [Subsidiary                       ======== ========     =======       ========
    President, CCP] (3)
                       1994  CCP    $215,775  $69,283      $7,996       $293,054
                                    ======== ========     =======       ========
                       1993  CCP    $205,425  $91,083 (5)  $7,615       $304,123
                                    ======== ========     =======       ========

                                            Long-Term Compensation
                                  -----------------------------------------------
                                     Awards                 Payouts
                                   --------------------------------     --------
  Name                             Restricted
  and                                 Stock    Options/        LTIP     All Other
  Principal                          Awards     SARs        Payouts  Compensation
  Position             Year            ($)       (#)           ($)        ($)
  ---------------------------------------------------------------------------------

  Robert W. Erikson    1995  CERBCO       $0    1,500           $0           $0
  Director, President        IEI           0   15,000            0       10,118(7)
   & Treasurer (1)           CCP           0        0            0        1,549(8)
                                         ---   ------          ---      -------
                                          $0   16,500           $0      $11,667
                                         ===   ======          ===      =======
                       1994  CERBCO       $0    1,500           $0           $0
                             IEI           0   15,000            0       18,322
                             CCP           0        0            0        1,501
                                         ---   ------          ---      -------
                                          $0   16,500           $0      $19,823
                                         ===   ======          ===      =======
                       1993  CERBCO       $0    1,500           $0           $0
                             IEI           0   15,000            0       19,968
                             CCP           0        0            0        1,356
                                         ---   ------          ---      -------
                                          $0   16,500           $0      $21,324
                                         ===   ======          ===      =======

  George Wm. Erikson   1995  CERBCO       $0    1,500           $0           $0
  Director, Chairman         IEI           0   15,000            0      $12,033(7)
   & General Counsel(1)      CCP           0        0            0        1,549(8)
                                         ---   ------        -----      -------
                                          $0   16,500           $0      $13,582
                                         ===   ======        =====      =======
                       1994  CERBCO       $0    1,500           $0           $0
                             IEI           0   15,000            0       19,683
                             CCP           0        0            0        1,501
                                         ---   ------          ---      -------
                                          $0   16,500           $0      $21,184
                                         ===   ======          ===      =======
                       1993  CERBCO       $0    1,500           $0           $0
                             IEI           0   15,000            0       20,004
                             CCP           0        0            0        1,356
                                         ---   ------          ---      -------
                                          $0   16,500           $0      $21,360
                                         ===   ======          ===      =======

  Robert F. Hartman    1995  CERBCO       $0        0           $0           $0
  Vice President,            IEI           0        0            0       $5,754(7)
   Secretary &                           ---   ------          ---      -------
   Controller (2)                         $0        0           $0       $5,754
                                         ===   ======          ===      =======
                       1994  CERBCO       $0        0           $0           $0
                             IEI           0        0            0        6,632
                                         ---   ------          ---      -------
                                          $0        0           $0       $6,632
                                         ===   ======          ===      =======
                       1993  CERBCO       $0        0           $0           $0
                             IEI           0        0            0        7,648
                                         ---   ------          ---      -------
                                          $0        0           $0       $7,648
                                         ===   ======          ===      =======

  Armen A. Manoogian   1995  CCP          $0        0           $0       $6,129(8)
  [Subsidiary                            ===   ======          ===      =======
    President, CCP] (3)
                       1994  CCP          $0        0           $0       $5,898
                                         ===   ======          ===      =======
                       1993  CCP          $0        0           $0       $5,345
                                         ===   ======          ===      =======

  (1) The Company's Corporate Executive Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief Executive Officer of the Company. Information concerning Messrs. George Erikson and
      Robert Erikson is provided under the section entitled, "Proposal No. 1 - Election of Directors."
  (2) Mr. Robert Hartman, age 48, has been Vice President and
      Controller of CERBCO since February 1988 and Secretary since June 1991. He has also been Vice President -
      Administration and Secretary of Insituform East, Incorporated since June 1991. From October 1985 to February 1988, Mr.
      Hartman was Controller of Dynamac International, Inc.  From
      August 1979 to September 1985, Mr. Hartman served in various capacities with CERBERONICS, Inc., including Vice President and Treasurer.
  (3) Capitol Copy's Chief Executive Officer Committee (the "CEOC"), consisting of the Chairman, the Vice President and the President, exercises the duties and responsibilities of the Chief Executive
      Officer of Capitol Copy.  Mr. Armen Manoogian, age 52, has been
      President and a member of the CEOC of Capitol Copy since
      October 1987. Prior to joining Capitol Copy, he served as President of a publicly-traded East Coast computer retailing organization. Mr. Manoogian served on the Company's Board of Directors from October 1990 to April 1993.
  (4) Consists of bonus paid for fiscal year 1992 ($8,348) and earned for fiscal year 1993 ($16,000).
  (5) Consists of bonus paid for fiscal year 1992 ($31,304) and earned for fiscal year 1993 ($59,779).
  (6) None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus. The amounts reported represent payment for hours of leave in lieu of time off.
  (7) Insituform East contributions to the IEI Advantage Plan, as described in section entitled, "Insituform East, Incorporated Plans."
  (8) Capitol Copy contributions to the CCP Profit Sharing Plan, as described in section entitled, "Capitol Copy Products, Inc. Plans."

  COMPENSATION PURSUANT TO PLANS

  CERBCO, Inc. Plans

  Supplemental Executive Retirement Plan

      During fiscal year 1994, CERBCO entered into Supplemental Executive Retirement Agreements with Messrs. Robert Erikson, George Erikson and Robert Hartman pursuant to a Supplemental Executive Retirement Plan (the "CERBCO Supplemental Retirement Plan"). The agreements provide for monthly retirement benefits of 50% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executives' agreements, for Messrs. Robert Erikson and George Erikson. In the case of Mr. Robert Hartman, the agreement provides for 25% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executive's agreement.

      To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

      the completed years of employment by CERBCO after 1992 to the total number of years of employment after 1992 that the executive would have completed if he had continued in employment to age 65.

      If the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit of a percentage (50% in the case of Messrs. Robert Erikson and George Erikson; 25% in the case of Mr. Robert Hartman) of the executive's final monthly salary for 180 months. If the executive dies after commencement of the payment of benefits, but before receiving 180 monthly payments, the executive's beneficiary will receive payments until the total payments received by the executive and/or his beneficiary equal 180.

      The CERBCO Supplemental Retirement Plan is technically unfunded, except as described below. CERBCO will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the CERBCO Supplemental Retirement Plan to various rules under the Employee Retirement Income Security Act of 1974, CERBCO has established an irrevocable trust (the "CERBCO, Inc. Supplemental Executive Retirement Trust Agreement"). This trust is subject to the claims of CERBCO's creditors in the event of bankruptcy or insolvency.
  The trust has purchased life insurance on the lives of the executive officers covered by the Supplemental Executive Retirement Agreements to provide for CERBCO's financial obligations under the Plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on CERBCO's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to CERBCO. For additional information on the CERBCO Supplemental Retirement Plan, see "Defined Benefit or Actuarial Plans."

  1988 Plan of Reorganization and Merger

      Pursuant to the Plan of Reorganization and Merger, approved by CERBERONICS stockholder vote on February 26, 1988, CERBCO became a successor to the CERBERONICS, Inc. 1986 Employee Stock Option Plan and the 1986 Board of Directors' Stock Option Plan (now collectively the "CERBCO Plans") described below. The CERBCO Plans are now deemed to relate to stock options to purchase shares of CERBCO Common Stock. Each CERBERONICS stock option previously outstanding was converted into an option to purchase, upon the same terms, shares of CERBCO Common Stock in the same numbers as were provided by the option with respect to Class A Common Stock of CERBERONICS. The CERBCO Plans do not relate to shares of CERBCO Class B Common Stock. In all other respects, the terms of the CERBCO Plans and the options outstanding, or which may become outstanding, remain unchanged.

  1986 Employee Stock Option Plan

      CERBERONICS adopted, with stockholder approval at the 1986 Annual Meeting of Stockholders, the CERBERONICS, Inc. 1986 Employee Stock Option Plan (now called the "CERBCO Employee Plan"). The purpose of the CERBCO Employee Plan is to promote the growth and general prosperity of the Company by permitting key management employees to purchase shares, through the grant and exercise of options, of CERBCO's Common Stock. Under the terms of the CERBCO Employee Plan, which is administered by the Stock Option Committee appointed by and comprised of members of the Board of Directors, both incentive and nonstatutory stock options may be granted to eligible employees. Under the CERBCO Employee Plan, 75,000 shares of Common Stock were reserved for issuance upon the exercise of stock options granted.

      The Stock Option Committee, in its sole discretion, has full power and authority to designate eligible employees to whom an incentive stock option or a nonstatutory stock option shall be granted, determine the number of shares to be made available under any option granted, determine the periods in which a participant may exercise his option (provided, however, no incentive stock option may be exercised more than ten years after the date of its grant), determine the option price and determine the date on which the option shall expire. The grant of a stock option under the CERBCO Employee Plan is contingent on the participant's continued services on behalf of CERBCO for a period of not less than 24 months from the date of grant of the option.

      During fiscal year 1995, no options were granted to executive officers of CERBCO, and no options available under this plan were exercised by executive officers of CERBCO.

  1986 Directors' Stock Option Plan

      CERBERONICS adopted, with stockholder approval at the 1986 Annual Meeting of Stockholders, the CERBERONICS, Inc. 1986 Board of Directors' Stock Option Plan (now called the "CERBCO Directors' Plan"). The purpose of the CERBCO Directors' Plan is to promote the growth and general prosperity of CERBCO by permitting the Company, through the granting of options to purchase shares of CERBCO's Common Stock, to attract and retain the best available persons as members of CERBCO's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. A maximum of 75,000 shares of Common Stock may be made subject to options under the CERBCO Directors' Plan. Options may be granted to directors of CERBCO or any of its subsidiaries. Each option granted under the CERBCO Directors' Plan entitles each director to whom such option is granted the right to purchase shares of CERBCO's Common Stock at a designated option price, any time and from time to time, within three years from the date of grant.

      The CERBCO Board of Directors administers the CERBCO Directors' Plan and has exclusive authority to interpret, construe and implement the provisions of the CERBCO Directors' Plan, except as may be delegated in whole or in part by the Board to a committee of the Board which may consist of three or more members of the Board. No such delegation of authority has been made. Each determination, interpretation or other action that may be taken pursuant to the CERBCO Directors' Plan by the Board is final and binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the CERBCO Directors' Plan as it deems necessary to carry out the purposes thereof.

      The terms of the CERBCO Directors' Plan contemplated that each director of the Company be granted an option to purchase 1,500 shares of the Company's Common Stock each year for five years, for a total of 7,500 shares of Common Stock per director, beginning in fiscal year 1986. On June 28, 1986, options on 1,500 shares of Common Stock were granted to each of the six CERBERONICS directors then in office. No additional options were granted until December 19, 1991. On December 19, 1991, the CERBCO Directors' Plan was amended by the CERBCO Board of Directors to ensure its original purpose by granting options to purchase 1,500 shares of Common Stock to CERBCO directors in fiscal 1992 and subsequent years, so that each director serving on the date of grant will receive options for a total amount of 7,500 shares over a five year period. Messrs. Robert Erikson and George Erikson, being the only current directors having received options in 1986, will each receive options for a total amount of 6,000 shares over a four year period, to the extent each is serving as a director on the date of grant.

      On December 16, 1994, options on a total of 6,000 shares of Common Stock were granted to directors of the Company (options on 1,500 shares to each of four directors) at a per share option price of $5.125. Options on a total of 4,500 shares available under this plan were exercised by directors of the Company during fiscal year 1995.

  Insituform East, Incorporated Plans

  Insituform East Employee Advantage Plan

      During fiscal year 1995, as executive officers of Insituform East, Messrs. Robert Erikson, George Erikson and Robert Hartman participated in the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"). The IEI Advantage Plan is a noncontributory profit sharing (retirement) plan in which all employees not covered by a collective bargaining agreement and employed with Insituform East for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Insituform East Board of Directors which determines, at its discretion, the amount of Insituform East's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of Insituform East, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of Insituform East's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation above FICA limits. Amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% of the contribution paid vests) and are fully vested after seven years of service.

  Names and Capacities in Which        Contributions for      Vested Percent
  Cash Contributions Were Made        Fiscal Year 1995 (1)    as of 10/19/95

  George Wm. Erikson, Chairman              $10,118                100%
  Robert W. Erikson, President              $10,118                100%
  Robert F. Hartman, Vice
    President - Administration
    & Secretary                             $ 4,586                40%
  Executive Officers of Insituform
    East as a Group, (6 persons,
    including those named above)            $44,375                N/A

  (1) Total contributions to employees of $212,646 include Insituform East's contribution of $183,489 and reallocated amounts totaling $29,157 forfeited by former participants who terminated employment with Insituform East during fiscal year 1995.

      The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. During the fiscal year ended June 30, 1995, Insituform East contributed an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts.

  Names and Capacities in Which        Contributions for      Vested Percent
  Cash Contributions Were Made          Fiscal Year 1995      as of 10/19/95

  George Wm. Erikson, Chairman               $1,915                100%
  Robert W. Erikson, President               $    0                100%
  Robert F. Hartman, Vice
    President - Administration
    & Secretary                              $1,168                100%
  Executive Officers of Insituform
    East as a Group, (6 persons,
    including those named above)             $6,623                 N/A

  Insituform East 1985 Employee Stock Option Plan

      Insituform East adopted, with stockholder approval at the 1985 Annual Meeting of Stockholders, the Insituform East, Incorporated 1985 Employee Stock Option Plan (the "IEI Employee Plan"). The purpose of the plan is to advance the growth and development of Insituform East by affording an opportunity to employees of Insituform East to purchase shares of Insituform East's Common Stock and to provide incentives for them to put forth maximum efforts for the success of Insituform East's business. Any employee of Insituform East who is employed on a full-time basis is eligible for participation. The IEI Employee Plan is administered by Insituform East's Stock Option Committee.

      During fiscal year 1995, no options were granted to executive officers of Insituform East. All options granted under this plan in past years expired prior to fiscal year 1995.

  Insituform East 1994 Board of Directors' Stock Option Plan

      Insituform East adopted, with stockholder approval at the 1994 Annual Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors' Stock Option Plan (the "IEI 1994 Directors' Plan"). The purpose of this plan is to promote the growth and general prosperity of Insituform East by permitting Insituform East, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of Insituform East's Board of Directors with an additional incentive for such persons to contribute to the success of Insituform East. The IEI 1994 Directors' Plan is administered and options are granted by the Insituform East Board of Directors. During fiscal year 1995, as directors of Insituform East, Messrs. Robert Erikson and George Erikson participated in this plan.

      Each grant of options under the IEI 1994 Directors' Plan will entitle each Insituform East director to whom such options are granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Options are granted under the IEI Directors' Plan each year for five years to each member of the Board of Directors of Insituform East serving as such on the date of grant, i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of Insituform East) over a five year period. Under the terms of this plan, up to 525,000 shares of Insituform East's Common Stock have been reserved for the directors of Insituform East.

      On December 9, 1994, options on a total of 105,000 shares of Insituform East's Common Stock were granted to directors of Insituform East (options on 15,000 shares to each of seven directors, including Messrs. Robert Erikson and George Erikson) at a per share option price of $2.625. No options available under this plan were exercised by directors of Insituform East during fiscal year 1995.

  Insituform East 1989 Board of Directors' Stock Option Plan

      Insituform East adopted, with stockholder approval at the 1989 Annual Meeting of Stockholders, the Insituform East, Incorporated 1989 Board of Directors Stock Option Plan (the "IEI 1989 Directors' Plan"). The purpose of this plan was the same as the IEI 1994 Directors' Plan. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. Options were first granted to directors on December 1, 1989 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1990, 1991, 1992 and 1993. Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. No options available under the plan were exercised by directors of Insituform East during fiscal year 1995. Under the terms of this plan, up to 240,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East.

  Capitol Copy Products, Inc. Plans

  Capitol Copy Profit Sharing Plan

      During fiscal year 1995, as executive officers of Capitol Copy, Messrs. George Erikson, Robert Erikson and Armen Manoogian participated in the Capitol Copy Products, Inc. Profit Sharing Plan (the "CCP Profit Sharing Plan"). All full time employees who have been with Capitol Copy for at least one year are eligible to participate in this noncontributory plan. Contributions are made each year in an amount determined by Capitol Copy's Board of Directors. Each participating employee is allocated a portion of the contribution based on the amount of that employee's compensation relative to the total compensation paid to all participating employees. Amounts allocated under the CCP Profit Sharing Plan begin to vest after two years of service (at which time 20% of the contribution paid vests) and are fully vested after six years of service.

  Names and Capacities in Which              Contributions for   Vested Percent
  Cash Contributions Were Made                Fiscal Year 1995   as of 10/19/95

  George Wm. Erikson, Chairman                     $  1,549          100%
  Robert W. Erikson, Vice Chairman                 $  1,549          100%
  Armen A. Manoogian, President                    $  6,129          100%
  Executive Officers of Capitol Copy as a Group,
    (6 persons, including those named above)       $ 14,390          N/A

  Capitol Copy 1987 Incentive Stock Option Plan

      Capitol Copy adopted, with stockholder approval on October 1, 1987, the Capitol Copy Products, Inc. 1987 Incentive Stock Option Plan (the "CCP Incentive Plan"). The purpose of this plan is to advance the interests of Capitol Copy by providing key employees with additional incentive for them to promote the success of Capitol Copy, to increase their proprietary interest in Capitol Copy and to remain in its employ. The term "key employee" means those employees (including officers and directors who are also employees, but not including Messrs. George Erikson and Robert Erikson) who, in the judgment of the Capitol Copy Board of Directors, are important to the future of Capitol Copy. The CCP Incentive Plan is administered and options are granted by the Capitol Copy Board of Directors.

      Each grant of options under the CCP Incentive Plan will entitle the Capitol Copy key employee to whom such options are granted the right to purchase a designated number of shares of Class B Stock at a designated price for a designated option period. No part of any grant of options may be exercised until the optionee has remained in the employ of Capitol Copy for a period of time as specified by the Board of Directors in the option agreement.

      No options were granted under this plan to executive officers of Capitol Copy during fiscal year 1995. All options granted under this plan in past years were exercised prior to fiscal year 1995.

  OPTION/SAR GRANTS

      No option or Stock Appreciation Right grants were made to any of the named executive officers during fiscal year 1995 under the CERBCO Employee Plan, the IEI Employee Plan, the IEI 1989 Directors' Plan or the CCP Incentive Plan.
  The following table sets forth information concerning options granted to each of the named executive officers during fiscal year 1995, under the CERBCO Directors' Plan and the IEI 1994 Directors' Plan:

  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                        Potential Realized
                                                             Value at
                                                          Assumed Annual
                                                             Rates of
                                                            Stock Price
                                                           Appreciation
                                Individual Grants         for Option Term
            -------------------------------------------   ---------------
                                 % of Total
                                Options/SARs
                                 Granted to
                      Option/     Employees  Exercise
                       SARs      in Fiscal    or Base  Expiration
  Name               Granted(#)     Year    ($/Share)    Date      5% ($)   10%($)
  --------------------------------------------------------------------------------
  Robert W. Erikson
    CERBCO Directors'
      Plan               1,500      25%       $5.125  12/16/97    $1,212   $2,544
    IEI 1994
      Directors' Plan   15,000      14%       $2.625   12/9/99   $10,875  $24,045

  George Wm. Erikson
    CERBCO Directors'
      Plan               1,500      25%       $5.125  12/16/97    $1,212   $2,544
    IEI 1994
      Directors' Plan   15,000      14%       $2.625   12/9/99   $10,875  $24,045


  AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

       No option or Stock Appreciation Right grants made under the CERBCO Employee Plan, or the IEI 1989 or 1994 Directors' Plans to any of the named executive officers were exercised during fiscal year 1995. During fiscal year 1995, Mr. George Erikson exercised an option to purchase 1,500 shares of CERBCO Common Stock granted under the CERBCO Directors' Plan. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers under all plans as of June 30, 1995:


  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                                                                     Value of
                                  Number of Unexercised   Unexercised in the Money
                                Options/SARs at FY-End(#) Options/SARs at FY-End($)
          Shares                ------------------------- -------------------------
        Acquired on    Value
  Name  Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable

  Robert W.
   Erikson
    CERBCO
      Employee
      Plan        0        $0      5,168         0           $0        $0
    CERBCO
      Directors'
      Plan        0        $0      4,500         0       $5,250        $0
    IEI 1994
      Directors'
      Plan        0        $0     15,000         0      $26,250        $0
    IEI 1989
      Directors'
      Plan        0        $0     60,000         0      $29,063        $0

  George Wm.
   Erikson
    CERBCO
      Employee
      Plan        0        $0      5,168         0           $0        $0
    CERBCO
      Directors'
      Plan    1,500    $3,563      4,500         0       $5,250        $0
    IEI 1994
      Directors'
      Plan        0        $0     15,000         0      $26,250        $0
    IEI 1989
      Directors'
      Plan        0        $0     60,000         0      $29,063        $0

  REPRICING OF OPTIONS/SARs

       Neither the Company nor its subsidiaries have adjusted or amended the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 1995.

  LONG-TERM INCENTIVE PLAN AWARDS

       Neither the Company nor its subsidiaries have a long-term incentive plan.

  DEFINED BENEFIT OR ACTUARIAL PLANS

       The Company maintains the CERBCO Supplemental Retirement Plan to provide annual retirement benefits to covered executives based on each executive's covered compensation. The following tables set forth the annual retirement benefits that would be received under the CERBCO Supplemental Retirement Plan at various compensation levels after the specified years of service:

  Pension Plan Table Where Formula Provides 50% of Compensation (1)
  (Final)              Years of Service (Under Plan)
  Remuneration       15        20        25        30        35

  $125,000     $ 58,594  $ 62,500  $ 62,500  $ 62,500  $ 62,500
  $150,000     $ 70,313  $ 75,000  $ 75,000  $ 75,000  $ 75,000
  $175,000     $ 82,031  $ 87,500  $ 87,500  $ 87,500  $ 87,500
  $200,000     $ 93,750  $100,000  $100,000  $100,000  $100,000
  $225,000     $105,469  $112,500  $112,500  $112,500  $112,500
  $250,000     $117,188  $125,000  $125,000  $125,000  $125,000
  $300,000     $140,625  $150,000  $150,000  $150,000  $150,000
  $350,000     $154,627  $175,000  $175,000  $175,000  $175,000
  $400,000     $154,627  $182,101  $200,000  $200,000  $200,000
  $450,000     $154,627  $182,101  $201,055  $221,961  $225,000
  $500,000     $154,627  $182,101  $201,055  $221,961  $245,085

  (1) Assumes at the time the Plan was established (i) the individual is age 50, (ii) maximum covered compensation is $250,000 and is increased 2% (compounded annually) each year of service after 1992, and (iii) retirement is effective at the beginning of the year.

  Pension Plan Table Where Formula Provides 25% of Compensation (2)
  (Final)              Years of Service (Under Plan)
  Remuneration       15        20        25        30        35

  $50,000       $ 8,929   $11,905   $12,500   $12,500   $12,500
  $75,000       $13,393   $17,858   $18,750   $18,750   $18,750
  $100,000      $17,858   $23,810   $25,000   $25,000   $25,000
  $200,000      $21,206   $31,218   $36,190   $39,957   $44,115
  $300,000      $21,206   $31,218   $36,190   $39,957   $44,115
  $400,000      $21,206   $31,218   $36,190   $39,957   $44,115
  $500,000      $21,206   $31,218   $36,190   $39,957   $44,115

  (2) Assumes at the time the Plan was established (i) the individual is age 45, (ii) maximum covered compensation is $90,000 and is increased 2% (compounded annually) each year of service after 1992, and (iii) retirement is effective at the beginning of the year.

       Each executive's covered compensation under the CERBCO Supplemental Retirement Plan is equal to his final base salary. The maximum covered compensation for Messrs. Robert Erikson and George Erikson is limited to $250,000 annually ($20,834 per month), increased 2% annually beginning in 1993. The maximum covered compensation for Mr. Robert Hartman is limited to $90,000 annually ($7,500 per month), increased 2% annually beginning in 1993.

       The following table sets forth information concerning vested annual benefits as of June 30, 1995 for the executives listed in the Summary Compensation Table covered by the CERBCO Supplemental Retirement Plan:

                        Years of     Current
                        Credited      Annual                 Vested
              Years of   Service      Covered      Vested    Annual
  Name        Service  Under Plan  Compensation  Percentage  Benefit

  Robert W.
   Erikson        22        3         $260,100     16.67%  $21,675
  George Wm.
   Erikson        19        3         $260,100     20.00%  $26,010
  Robert F.
   Hartman        14        3         $ 93,068     15.00%  $ 3,490

       See "Compensation Pursuant to Plans, CERBCO, Inc. Plans, Supplemental Executive Retirement Plan" as to the basis upon which benefits under the Plan are computed. Each covered executive's benefit under the Plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. In the event of a covered executive's death, his beneficiary shall be entitled to receive monthly benefits equal to the covered executive's accrued monthly benefit, for up to a maximum of 180 months. Payments under the CERBCO Supplemental Retirement Plan are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

  EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
  CHANGE-IN-CONTROL ARRANGEMENTS

       There are no employment contracts between the Company or its subsidiaries and any named executive officer. There are no arrangements between the Company or its subsidiaries and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company or its subsidiaries, in an amount that exceeds $100,000.

  COMPENSATION OF DIRECTORS

       Each non-officer director of the Company is paid an annual fee of $3,000 and an attendance fee of $500 for Board of Directors meetings where he attends in person. The attendance fee is $100 if he participates by telephone. Directors who are also officers of the Company do not receive separate fees for service as directors, but are eligible with all other directors to participate in the CERBCO Directors' Stock Option Plan, as described under the section entitled, "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.


  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Company's Board of Directors does not have a compensation committee; the Board of Directors as a whole serves in that equivalent capacity. Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and President & Treasurer, respectively, participate in, and during fiscal 1995 participated in, deliberations of the Board of Directors concerning executive officer compensation.

       Messrs. George Erikson and Robert Erikson are both members of the Board of Directors and executive officers of Insituform East and Capitol Copy. In their capacities as directors of these subsidiary companies, they participate in, and during fiscal 1995 participated in, deliberations of the respective subsidiaries' Boards of Directors concerning executive officer compensation.

       Mr. Robert Erikson serves, and served during fiscal 1995, as a member of the Compensation Committee of the Board of Directors of Palmer National Bancorp, Inc. and The Palmer National Bank. Mr. Webb C. Hayes, IV, a director of the Company and a director of Insituform East and Capitol Copy who participates in, and during fiscal 1995 participated in, deliberations of the CERBCO Board of Directors and the Boards of Directors of its subsidiaries concerning executive officer compensation for CERBCO and its subsidiaries, respectively, is Chairman of the Board and an executive officer of Palmer National Bancorp, Inc. and The Palmer National Bank.

  PERFORMANCE GRAPH

        The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," and SIC Code 504, "Professional and Commercial Equipment," for the last five fiscal years.

  Comparison of Five-Year Cumulative Total Returns Performance Report for CERBCO, Inc.

  Company Index:     CUSIP       Ticker    Class     Sic       Exchange
                    15671310      CERB              1620       NASDAQ

  Fiscal Year-end is 06/30/95

  Market Index:  NASDAQ Stock Market (US Companies)

  Peer Index:  CRSP Index for NASDAQ Stocks (SIC 1620-1629, 5040-5049)
               (US & Foreign)

  Date                    Company      Market     Market         Peer       Peer
                           Index       Index      Count         Index      Count
  06/29/90                 100.000     100.000    4082         100.000      35
  07/31/90                  86.667      94.973    4078          89.857      35
  08/31/90                  77.778      82.976    4071          71.739      35
  09/28/90                  53.333      75.107    4044          62.279      35
  10/31/90                  53.333      72.149    4018          53.965      37
  11/30/90                  46.667      79.033    3987          57.891      34
  12/31/90                  44.444      82.456    3970          58.943      34
  01/31/91                  37.778      91.597    3937          65.618      34
  02/28/91                  48.889     100.407    3923          74.030      35
  03/28/91                  62.222     107.125    3910          80.891      34
  04/30/91                 115.556     107.804    3872          82.355      33
  05/31/91                 113.333     112.752    3871          85.005      31
  06/28/91                  73.333     105.886    3894          84.131      31
  07/31/91                  86.667     112.153    3893          92.971      32
  08/30/91                  75.556     117.727    3907          98.566      32
  09/30/91                  97.778     118.158    3911         110.336      33
  10/31/91                  80.000     122.075    3924         122.306      32
  11/29/91                  86.667     117.984    3936         116.331      30
  12/31/91                  93.333     132.386    3944         123.708      28
  01/31/92                  93.333     140.128    3954         134.628      28
  02/28/92                  93.333     143.302    3958         150.975      27
  03/31/92                  82.222     136.538    3970         140.339      27
  04/30/92                  71.111     130.680    3969         129.442      28
  05/29/92                  75.556     132.379    3957         132.518      28
  06/30/92                  71.111     127.204    3935         124.855      28
  07/31/92                  73.333     131.706    3899         120.135      28
  08/31/92                  82.222     127.682    3880         110.506      30
  09/30/92                  82.222     132.427    3878         118.651      31
  10/30/92                  82.222     137.644    3890         126.213      31
  11/30/92                 124.444     148.594    3906         142.911      32
  12/31/92                 111.111     154.066    3930         147.107      35
  01/29/93                 106.667     158.451    3918         153.969      36
  02/26/93                 111.111     152.541    3949         149.048      37
  03/31/93                 104.445     156.955    3973         144.882      36
  04/30/93                  95.556     150.257    4007         135.492      36
  05/28/93                  71.111     159.234    4035         140.935      37
  06/30/93                  68.889     159.969    4072         136.804      39
  07/30/93                  62.222     160.161    4104         139.968      42
  08/31/93                  77.778     168.437    4139         146.802      43
  09/30/93                  73.333     173.453    4175         149.651      44
  10/29/93                  75.556     177.357    4223         156.488      43
  11/30/93                 128.889     172.077    4306         150.824      43
  12/31/93                 142.222     176.872    4378         156.205      43
  01/31/94                 115.556     182.232    4402         157.918      44
  02/28/94                 135.556     180.572    4440         163.590      44
  03/31/94                 146.667     169.453    4493         148.493      46
  04/29/94                 133.333     167.255    4522         144.098      46
  05/31/94                 122.222     167.673    4561         145.728      47
  06/30/94                 113.333     161.561    4574         127.171      47
  07/29/94                 108.889     164.873    4591         128.600      47
  08/31/94                 100.000     175.379    4609         132.494      50
  09/30/94                 124.445     174.932    4610         132.112      49
  10/31/94                 126.667     178.341    4631         132.788      51
  11/30/94                 160.000     172.408    4647         128.079      51
  12/30/94                 173.334     172.935    4651         126.794      52
  01/31/95                 153.334     173.897    4639         131.652      57
  02/28/95                 175.556     183.054    4642         131.154      59
  03/31/95                 160.000     188.388    4637         136.153      58
  04/28/95                 151.111     194.432    4648         138.457      56
  05/31/95                 168.889     199.521    4645         143.294      55
  06/30/95                 173.334     215.363    4662         151.738      55

  The index level for all series was set to 100.0 on 06/29/90.

             PROPOSAL NO. 2 - APPROVAL OF THE 1995 BOARD OF DIRECTORS
                                 STOCK OPTION PLAN

      The CERBCO, Inc. 1995 Board of Directors' Stock Option Plan (the "1995 Directors' Plan") was adopted by the Board of Directors on September 12, 1995, subject to approval by the stockholders. The purpose of the 1995 Directors' Plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The plan is non-qualified for federal income tax purposes and only members of the Board of Directors would be entitled to grant of options thereunder. The Board is submitting the plan for approval by the stockholders at the Meeting. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies to approve the plan, unless otherwise directed. A vote of the majority shares of both Common Stock and Class B Common Stock, voting together, and shares of Common Stock, voting separately as a class, will be required for the approval of the plan.

      The following is a summary of the 1995 Directors' Plan, and reference should be made to the full text of the plan contained in Appendix A.

      General. A maximum of 125,000 shares of Common Stock may be made subject to options under the plan, subject to adjustments upon changes in capital structure of the Company. Options may only be granted to directors of the Company. Each option granted under the plan will entitle each director to whom such option is granted the right to purchase 5,000 shares of the Company's Common Stock (subject to adjustment upon changes in capital structure of the Company) at a designated option price (the "Option Price"), at any time and from time to time, within five years from the date of grant. If the four nominees named under Proposal No. 1 of this Proxy statement are elected as directors, they would be eligible, in consideration for serving as directors of the Company, to receive grants of options entitling each such director to purchase at any time until December 15, 2000 up to 5,000 shares of the Company's Common Stock (subject to adjustment for change in capital structure of the Company) at the Option Price determined on December 15, 1995. Two of such nominees, George Wm. Erikson and Robert W. Erikson, are current executive officers, and Messrs. Hayes and Kincheloe are current directors who are not executive officers; thus, if all nominees are elected, options for a total of 10,000 shares of Common Stock would be granted to current executive officers as a group and options for a total of 10,000 shares of Common Stock would be granted to the two current directors who are not executive officers.

      Administration. The Board of Directors shall administer the 1995 Directors' Plan and shall have exclusive authority to interpret, construe and implement the provisions of the plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the plan by the Board or Committee shall be final and shall be binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the plan as it deems necessary to carry out the purposes thereof, provided, however, the provisions of the plan with respect to eligibility for participation or the timing or amounts of grants of options not be amended more than every six months.

      Terms and Conditions of Options. Each director granted an option under the 1995 Directors' Plan shall enter into a separate written agreement (the "Option Agreement") with the Company covering each such option granted, in such form and containing such terms and conditions as are not inconsistent with the plan, as the Board or the Committee shall from time to time determine. Each option granted under the plan and pursuant to each Option Agreement will entitle each director to whom such option is granted the right to purchase 5,000 shares of the Company's Common Stock (subject to adjustment upon changes in capital structure of the Company) at the Option Price, any time and from time to time, within five (5) years from the date of grant. Options will be granted under the plan each year for five (5) years to each member of the Board of Directors of the Company serving as such on the date of grant, i.e., for each director serving five (5) years, a total of five options covering in the aggregate 25,000 shares of Common Stock (subject to adjustments upon changes in capital structure of the Company) over a five (5) year period. To the extent the 1995 Directors' Plan is approved by the stockholders at the Annual Meeting of Stockholders on December 15, 1995, the first option grant will be made on the date of such annual meeting and the Option Price with respect to such option shall be as of the date of such annual meeting. Each of the succeeding four grants will be made by the Board on the date of each succeeding Annual Meeting of Stockholders and the Option Price shall be determined in accordance with the plan's provisions by the Board as of each respective date.

      Federal Income Tax Consequences. The options granted under the plan are not eligible for the special tax treatment afforded statutory stock options under the Internal Revenue Code. Under existing federal income tax law and regulations, an optionee will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant of a non-statutory stock option. Upon exercise of such an option, an optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of each share on the date of exercise exceeds the Option Price. The amount so recognized as income by the optionee will be deductible by the Company.

      The foregoing summary of the principal federal income tax considerations applicable to non-statutory stock options does not include all aspects of federal income tax law which may be relevant to a particular director. The federal income tax laws, the regulations or interpretations by the Internal Revenue Service or the courts could be changed after the date of this Proxy Statement. The effect might be to change some or all of the federal income tax consequences pertaining to the plan described in this Proxy Statement. In addition, the receipt of a grant under the plan, the exercise of a grant or the sale of stock acquired upon exercise may create tax liabilities for the optionee under the laws of any state or other taxing jurisdiction. No attempt is made in this Proxy Statement to summarize these tax consequences.

                           TRANSACTIONS WITH MANAGEMENT

      Pursuant to authorizations by the Board of Directors on the dates indicated below, the Company has made certain advancements to Mr. George Erikson, Director, Chairman & General Counsel, and certain advancements to Mr. Robert Erikson, Director, President & Treasurer (together the "Eriksons") for their respective legal fees and expenses which each has incurred, and may incur in the future, for personal legal representation in connection with the stockholder lawsuit filed in August 1990 challenging a proposed but unconsummated transaction between each of the Eriksons and Insituform Technologies, Inc. (see sections entitled, "Voting Securities and Principal Holders Thereof" and "Legal Proceedings" below).

                  Board Authorizations            Board Authorizations
                    for Advancements                for Advancements
                to Mr. George Wm. Erikson       to Mr. Robert W. Erikson

                                Amount                               Amount
              Date          Authorized             Date          Authorized

          April 12, 1991     $  12,500         April 12, 1991     $  12,500
       December 19, 1991        12,500      December 19, 1991        12,500
          March 17, 1992        12,500         March 17, 1992        12,500
      September 15, 1992        25,000     September 15, 1992        25,000
       December 18, 1992        50,000      December 18, 1992        50,000
          March 16, 1993        50,000         March 16, 1993        50,000
       December 17, 1993        12,500      December 17, 1993        12,500
            June 7, 1994        50,000           June 7, 1994        50,000
      September 13, 1994        75,000     September 13, 1994        75,000
       December 16, 1994       100,000      December 16, 1994       100,000
           March 7, 1995        75,000          March 7, 1995        75,000
      September 12, 1995        25,000     September 12, 1995        25,000
                              --------                             --------
                              $500,000                             $500,000
                              ========                             ========

      As of October 20, 1995, pursuant to such Board authorizations, the Company has advanced and expensed in total $477,871 to Mr. George Erikson and has advanced and expensed in total $477,871 to Mr. Robert Erikson.

      While a decision has been rendered by the Delaware Chancery Court in favor of the Eriksons in the above-referenced lawsuit, that decision is currently on appeal. Pending a final outcome thereof, the Board of Directors has deferred consideration or ultimate determination of entitlement of Mr. George Erikson and/or Mr. Robert Erikson to indemnification by the Company for such legal fees and expenses. If it is ultimately determined by the Board of Directors or otherwise in accordance with Section 145 of Delaware Corporation Law that Mr. George Erikson and/or Mr. Robert Erikson are not entitled to indemnification for any such legal fees and expenses under Section 145 of Delaware Corporation Law, such advances shall be reimbursed by Mr. George Erikson and/or Mr. Robert Erikson to the Company pursuant to an agreement with the Company executed by each of the Eriksons and delivered to the Board of Directors.

                  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As previously reported by the Company, on March 12, 1990, the controlling stockholders of the Company, Messrs. George Erikson and Robert Erikson (together, the "Eriksons"), executed a letter of intent and subsequently executed four amendments thereto (collectively referred to herein as the "Letter of Intent") with Insituform Technologies, Inc. ("ITI") (formerly Insituform of North America, Inc. ) to effect a sale of their controlling interest in the Company to ITI for $6,000,000 (the "Proposed Transaction"). The Proposed Transaction, had it been consummated, would have had the effect of making ITI the controlling stockholder of the Company and, indirectly, of each of the Company's three direct subsidiaries at the time, Insituform East, Capitol Copy and CERBERONICS. On September 19, 1990, however, the Company issued a press release announcing that the Eriksons had informed the Company that the Letter of Intent had expired without consummation of any transaction, that it would not be further extended, that negotiations had ceased and that the Eriksons had no further intention at the time of pursuing the proposed sale of their controlling interest in the Company to ITI.

                                 LEGAL PROCEEDINGS

      The only material pending legal proceedings to which the Company is a party or any such legal proceedings contemplated of which the Company is aware are (a) a previously disclosed lawsuit in the Court of Chancery of the State of Delaware currently on appeal, and (b) a previously disclosed lawsuit pending in the Superior Court of the District of Columbia.

      (a) As previously reported by the Company, on March 12, 1990, the controlling stockholders of the Company, George Wm. Erikson and Robert W. Erikson (together, the "Eriksons"), executed a letter of intent and subsequently executed four amendments thereto (collectively referred to herein as the "Letter of Intent") with Insituform Technologies, Inc. ("ITI") (formerly Insituform of North America, Inc. or "INA") to effect a sale of their controlling interest in the Company to ITI for $6,000,000 (the "Proposed Transaction"). The Proposed Transaction, if consummated, would have had the effect of making ITI the controlling stockholder of the Company, and, indirectly, of each of the Company's three direct subsidiaries at the time, Insituform East, Capitol Copy, and CERBERONICS. On September 19, 1990, the Eriksons informed the Company that the Letter of Intent had expired without consummation of any transaction, that it would not be further extended, that negotiations had ceased, and that the Eriksons had no further intention at the time of pursuing the proposed sale of their controlling interest in the Company to ITI.

      As previously reported by the Company, on August 24, 1990, a complaint was filed in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court of Chancery") by two stockholders of the Company, Merle Thorpe, Jr. and the Foundation for Middle East Peace. The complaint is captioned Merle Thorpe, Jr. and Foundation for Middle East Peace v. CERBCO, Inc., et al., C.A. No. 11713. The complaint, as amended, is hereinafter referred to as the "Complaint." Defendants to the Complaint are the Company and the Eriksons.

      The Complaint, which stated that it was filed by plaintiffs on their own behalf and derivatively on behalf of the Company, sought (i) damages against the individual defendants for alleged breach of fiduciary duties in an amount not less than $6,000,000, together with interest thereon from March 12, 1990;
  (ii) to permanently enjoin the Eriksons from completing any transaction between the Eriksons and ITI similar in substance to the Proposed Transaction;
  (iii) a declaration of the invalidity of the 1982 authorization for and issuance of the Company's Class B Common Stock, and, therefore, of the entitlement of holders of Class B Common Stock to elect any members of the Company's Board; (iv) a declaration of the invalidity of the 1990 election of the Company's directors and the issuance of new proxy materials that fully and fairly disclose all facts which plaintiffs claim are material to the election of directors; (v) an award to plaintiffs of their costs of bringing the action, including reasonable attorneys' fees; and (vi) an award to plaintiffs of such further relief as the Court of Chancery deemed appropriate. In addition, the Complaint asserted a claim against the individual defendants alleging that the Company has forgone a corporate opportunity by the continued failure to pursue a transaction with ITI.

      On May 1, 1991, the Company and the Eriksons filed with the Court of Chancery a Motion to Dismiss the Complaint. Oral argument on the Motion to Dismiss was heard on November 7, 1991 and, on November 15, 1991, the Court issued its Memorandum and Order on the motion. The Court granted defendants' motion to dismiss some of the claims, but denied defendants' motion with respect to two of the counts in the litigation. The claims remaining in the litigation at that time were plaintiffs' allegations in Count I that the Proposed Transaction was an opportunity belonging to the Company and that the Eriksons breached their duty to the Company by precluding the Company from taking advantage of that opportunity so that the Eriksons might have a chance to do so, and in Count II that the Company's 1982 proxy statement was false or misleading and, as a result, the Company's recapitalization should be rescinded.

      Following receipt of the Court of Chancery's opinion and order, as part of the discovery process, the parties began responding to written interrogatories and producing documents. Plaintiffs began taking the oral depositions of witnesses, and the Eriksons took the oral deposition of plaintiffs. On September 16, 1992, the Company filed a Motion for Summary Judgment on Count II of the Complaint, which related to the 1982 recapitalization. The basis of this motion was that the plaintiffs lacked standing to make claims relating to the recapitalization since they were not stockholders at the time. The Eriksons also filed a Motion for Summary Judgment as to Count II of the Complaint on the same basis. Following briefing on the motions, the Court issued its Memorandum Opinion and Order on January 26, 1993. The Court granted Summary Judgment and dismissed Count II of the Complaint, which sought rescission of the Company's 1982 recapitalization.

      On December 21, 1992, the Eriksons filed a Motion for Summary Judgment on Count I of the Complaint. The basis of this motion was that the plaintiffs are not proper derivative representatives and that their counsel, Hogan & Hartson, is not appropriate derivative counsel. The Eriksons also filed a Motion for Summary Judgment on the merits of Count I of the Complaint. The basis of this motion was that (i) there never was a corporate opportunity available to the Company to sell its controlling position in Insituform East to ITI; (ii) the Eriksons did not preclude a transaction between the Company and ITI or misuse their fiduciary positions; and (iii) plaintiffs have not shown any damages. The Company informed the Court of Chancery that it supported the Motion for Summary Judgment on the merits of Count I. Oral argument on both of the motions was held before the Court of Chancery on July 23, 1993.

      On October 29, 1993, the Court of Chancery issued its Memorandum Opinion on the Eriksons' Motion for Summary Judgment on the merits of Count I. The Court of Chancery did not grant summary judgment, because it did not believe that the record was sufficiently established.

      On November 1, 1993, plaintiffs served the Company and the Eriksons with additional discovery requests. On November 5, 1993, the Eriksons filed a Motion for Clarification, Reargument or Supplemental Briefing, together with a Motion to Stay the Discovery served by plaintiffs until the issues raised by their other motions were resolved. The Company informed the Court of Chancery that it supported the motions filed by the Eriksons.

      On January 20, 1994, the Court of Chancery issued its opinion denying the Eriksons' Motion for Clarification, Reargument, or Supplemental Briefing. The Court reiterated its prior holding that the record was not sufficiently established to grant the Eriksons' Motion for Summary Judgment.

      On May 6, 1994, the Eriksons filed a Motion for Summary Judgment on the issue of whether any corporate opportunity existed for the Company to enter into a transaction with ITI. On May 31, 1994, the Court of Chancery issued an opinion stating that a full factual record should be developed at trial before it ruled on the legal issues presented in the Eriksons' motion. Trial in this matter was held before Chancellor Allen beginning on February 21, 1995.

      Following post-trial briefing and argument, Chancellor Allen issued an opinion on August 9, 1995, in which he ruled in favor of the Eriksons. The court determined that, while the Eriksons failed in certain limited respects to meet the standards of loyalty required of them under Delaware corporate law, that "deviation from proper corporate practice" neither caused injury to CERBCO nor resulted in any substantial gain to the Eriksons. The Court also found that the Eriksons met their burden of showing that their conduct was "wholly fair to the corporation." With this decision, all of the plaintiffs' claims have been resolved in favor of CERBCO and/or the Eriksons.

      On August 25, 1995, the Court of Chancery issued its Memorandum and Order on Final Judgment and a corresponding Final Order and Judgment, which latter document formally entered judgment in favor of the Eriksons and denied in toto the plaintiffs' request for legal fees and expenses totaling $1,513,499. The Court concluded that the litigation conferred no substantial benefit on CERBCO, so that it would be inappropriate to require CERBCO and its stockholders to share the costs that plaintiffs incurred.

      Plaintiffs filed a Notice of Appeal with the Delaware Supreme Court on August 30, 1995 and filed their opening appellant brief with such court on October 16, 1995.

      (b) As previously reported by the Company, on January 5, 1993, a separate lawsuit arising out of the subject matter of Count I of the Court of Chancery lawsuit was filed in the Superior Court of the District of Columbia (the "Superior Court"). The plaintiffs are Merle Thorpe, Jr. and the Foundation for Middle East Peace, the same two stockholders who filed the lawsuit in the Court of Chancery, and George Davies, a former director of the Company. The complaint is captioned Merle Thorpe, Jr., George Davies and Foundation for Middle East Peace v. John Paul Ketels, et al., C.A. No. 93-CA00051. That complaint is hereinafter referred to as the "D.C. Complaint." Defendants to the D.C. Complaint are partners in the law firm of Rogers & Wells and the Company.

      The D.C. Complaint, which states that it was filed on behalf of the Company, alleges that Rogers & Wells breached its duty of loyalty and care to the Company by representing allegedly conflicting interests of the Eriksons in the Proposed Transaction with ITI. The plaintiffs also claim that Rogers & Wells committed malpractice by allegedly making misrepresentations to the Company's Board and allegedly failing to properly inform the Company's Board. The plaintiffs claim that the conduct of Rogers & Wells caused the Company to lose an opportunity to sell its control of Insituform East to ITI, caused the Company to incur substantial expense, and unjustly enriched Rogers & Wells. The D.C. Complaint seeks to recover from Rogers & Wells (i) damages in an amount equal to all fees paid to Rogers & Wells, (ii) damages in an amount not less than $6,000,000 for the loss of the opportunity for the Company to sell its control of Insituform East to ITI, and (iii) punitive damages.

      The plaintiffs did not make a demand on the Company's Board that the Company sue Rogers & Wells. The Company does not believe that Rogers & Wells should be sued on any of the claims set forth in the D.C. Complaint. On February 23, 1993, the Company filed a motion to dismiss the D.C. Complaint for failure of the plaintiffs to make a proper demand on the Company's Board. The Company also filed a motion to stay the proceedings to the Superior Court until the lawsuit pending in the Delaware Court of Chancery has been concluded. Similar motions were filed by Rogers & Wells. On March 14, 1993, the Superior Court denied the motions to dismiss, but granted a stay of the proceedings in that court until a ruling was made on the motions pending in the Delaware Court of Chancery.

      On January 14, 1994, the plaintiffs and Rogers & Wells submitted status reports to the Superior Court. The Superior Court held a status conference on February 16, 1994 and established a tentative trial date for November 28, 1994. On July 28, 1994, in light of the scheduled trial in the Delaware Court of Chancery, the Superior Court stayed all proceedings in this case until further order. A status report on the Delaware action was submitted by the parties on April 3, 1995.

      After the Court of Chancery's August 9, 1995 opinion was rendered, the parties to the Superior Court action filed additional status reports. The Superior Court has scheduled the next status hearing for October 30, 1995.

      Management believes there are valid defenses to all of plaintiffs' allegations in each of the above actions and that ultimate resolution of these matters will not have a material effect on the financial statements. Accordingly, no provision for these contingencies has been reflected therein.

                   APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      The firm of Deloitte & Touche was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 1995. A representative of Deloitte & Touche will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

      The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1996. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 1996.

                                   OTHER MATTERS

      The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                      ANNUAL REPORT AND FINANCIAL STATEMENTS

      Financial statements of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, a copy of which is enclosed herewith.

                   DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
            FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                     WITH THE FISCAL YEAR 1996 ANNUAL MEETING

      A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 1996 must be received no later than June 30, 1996, in order to be included in the Company's Proxy Statement for that meeting. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

      A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

  By Order of the Board of Directors,

  Robert F. Hartman
  Secretary

  Landover, Maryland
  October 27, 1995

  APPENDIX A

                                   CERBCO, INC.
                             1995 BOARD OF DIRECTORS'
                                 STOCK OPTION PLAN

  1.    Purpose.

        The purpose of the CERBCO, Inc. 1995 Board of Directors Stock Option Plan (the "Plan") is to promote the growth and general prosperity of CERBCO, Inc. (the "Company") by permitting the Company, through the granting of Options to purchase shares of its Common Stock, par value $.10 per share (the "Common Stock"), to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company.

  2.    Administration.

        The Board of Directors shall administer the Plan and shall have exclusive authority to interpret, construe and implement the provisions of the Plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the Plan by the Board or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons.

  3.    Eligibility.

        All members of the Board of Directors shall receive Options pursuant to the terms of the Plan, as set forth herein.

  4.    Shares of Common Stock Subject to Options.

        Subject to the provisions of Sections 10 and 11 hereof, the maximum number of shares of Common Stock which may be optioned and sold under the Plan is 125,000 shares of authorized but unissued, or reacquired, shares of Common Stock of the Company. In the event any shares of Common Stock subject to an Option are not issued for any reason at the expiration or termination of such Option, such shares may again be subject to an Option under the Plan.

  5.    The Options.

        Each Director granted an Option under this Plan shall enter into a separate written Option Agreement with the Company covering each such Option granted, in such form containing such terms and conditions as are not inconsistent with the Plan, as the Board or the Committee shall from time to time determine. Except as provided in this Section, each Option granted hereunder and pursuant to each such agreement will entitle each Director to whom such Option is granted the right to purchase 5,000 shares of the Company's Common Stock at the Option Price, at any time and from time to time, up to five (5) years from the date of grant. Options will be granted hereunder each year for five (5) years to each member of the Board of Directors of the Company serving as such on the date of grant, i.e., for each director, a total of five (5) Options covering in the aggregate 25,000 shares of Common Stock over a five (5) year period. The first Option grant will be made on December 15, 1995, and the Option Price with respect to such Option shall be determined as of such date, subject to approval of the Plan by the Company's Stockholders at the Annual Meeting of Stockholders to be held on December 15, 1995. Each of the succeeding four grants will be made on the date of each succeeding Board of Directors meeting, which follows each succeeding Annual Meeting of Stockholders, i.e., 1996, 1997, 1998, 1999, and the Option Price shall be determined as of each such respective date.

  6.    Option Price.

        The Option Price for each share of the Common Stock to be issued upon exercise of Options under the Plan shall be determined on the date of grant in the following manner: (i) if the trading prices for the Common Stock are reported on the consolidated transaction reporting system (the "consolidated system") operated by the Consolidated Tape Association, whether or not the Common Stock is traded on an exchange, the average of the high and low prices at which the Common Stock is reported in the consolidated system to have been traded on such date; (ii) if the principal market for the Common Stock is an exchange and if the trading prices for the Common Stock are not reported in the consolidated system, the average of the high and low prices at which the Common Stock is reported to have traded on such exchange on such date; (iii) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for such security are reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), the mean between the highest current independent bid price and the lowest current independent asked price reported on "level 2" of the NASDAQ on such date; (iv) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for the Common Stock are not reported in NASDAQ, the mean between the highest current independent bid and the lowest current independent asked price on such date, determined on the basis of reasonable inquiry; or (v) if there is no market for the Common Stock, such price as the Board in its discretion, acting in good faith, shall determine, but not less than the price of any contemporaneous sales of the Common Stock. If there is a market for the Common Stock and if, on the pertinent date, no transactions or bid and asked prices, as the case may be, are reported for the Common Stock under the relevant clause above, the Option Price of the Common Stock shall be determined on the next day on which transactions or bid and asked prices, as the case may be, are reported for the Common Stock under such clause. The Option Price shall be subject to adjustment as set forth in Section 10 hereof.

  7.    Exercise of Option.

        (a) An Option may be exercised at any time and from time to time within a period of five (5) years from the date of grant of such Option with respect to all or part of the shares covered thereby, subject however, to the further restriction contained in this Section 7.

              In the event the Company or the Stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, a reorganization, a liquidation or otherwise, each outstanding Option shall be exercisable with respect to the full number of shares subject to that Option, notwithstanding the preceding paragraph of this Section 7(a), only during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the Agreement is consummated.

        (b) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Secretary of the Company. As soon as practicable after the date an Option is exercised, the Company shall deliver to the Director a certificate or certificates for the number of shares of Common Stock acquired upon such exercise, registered in the name of the Director or the name of any other person entitled to such shares as contemplated by Section 7(c).

        (c) An Option may be exercised by the optionee only (i) while he is, and has continually been since the date of the grant of the Option, a Director of the Company or its Successor Company, or (ii) for a period ending thirty
  (30) days after the Director has terminated his services in all of such capacities; except that if a Director's continuous service terminates by reason of his death, such Option may be exercised within six (6) months after the death of such Director, but in no event later than five (5) years after the date of grant of such Option, by (and only by) the person or persons to whom his right under such Option shall have passed by will or by laws of descent and distribution.

        (d) An Option may be exercised in accordance with this Section 7 as to all or any portion of the shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

  8.    Options not Transferable.

        Options under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an optionee only by such optionee.

  9.    Amendment or Termination of the Plan.

        (a) The Board of Directors may amend the Plan from time to time in such respects as the Board may deem advisable.

        (b) The Board of Directors may at any time terminate the Plan. Any such terminations of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

        (c) Notwithstanding the foregoing, to the extent necessary for compliance with Rule 16b-3 of the Securities and Exchange Commission, the provisions of the Plan with respect to eligibility for participation or the timing or amounts of grants of Options shall not be amended more than once every six months (other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder).

  10.   Adjustments Upon Changes in Capitalization.

        If all or any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, reorganization, or other similar change or transaction of or by the Company, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option, or shares of the class covered by the Option shall be changed into the same or different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, an aggregate number and class of shares equal to the number and class of shares he would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidated, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be approximately reduced on account of any fractional shares not issued.

  11.   Changes in Capital Structure of Company.

        In the event of a change in the capital structure of the Company, the number of shares specified in Section 5 of the Plan, the number of shares covered by each outstanding Option and the price per share shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend or effected in any other manner without receipt of additional or further consideration by the Company.

  12.   Agreement and Representations of Director.

        As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, rule or regulation.

  13.   Reservation of Shares of Common Stock.

        The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of shares of Common Stock under the Plan shall not result in any liability of the Company in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

  14.   Six-Month Holding Period.

        Common Stock received pursuant to the exercise of an Option shall not be disposed of until six months have elapsed from the date of the grant of such Option.

  15.   Term.

        The Plan shall be effective upon its adoption by the Board of Directors and approval by the Company's Stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 9.

  16.   Definitions.

        As used herein, the following definitions shall apply:

        (a) "Common Stock" shall mean Common Stock, par value $.10 per share, of the Company.

        (b) "Continuous Service" shall mean service as a member of the Board of Directors, without interruption, of the Company or its Successor Company.

        (c)   "Option" shall mean a stock option granted pursuant to the Plan.

        (d) "Option Price" means the purchase price, as determined in accordance with Section 6 of the Plan, for each share of the Common Stock issued upon the exercise of Options.

        (e) "Plan" shall mean the Company's Board of Directors' 1995 Stock Option Plan.

        (f) "Stockholders" shall mean the holders of outstanding shares of the Company's Common Stock.

        (g) "Successor Company" means any company which acquires all or substantially all of the stock or assets of the Company.


                                             Dated:  September 12, 1995

  APPENDIX B

  TEXT OF COMMON STOCK PROXY CARD:

                                   COMMON STOCK

                                   CERBCO, Inc.
            3421 Pennsy Drive, Landover, Maryland 20785, (301) 773-1784

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 15, 1995
                               PROXY - COMMON STOCK

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints R.W. Erikson and G.Wm. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of CERBCO, Inc. held of record by the undersigned on October 19, 1995, at the Annual Meeting of Stockholders to be held on December 15, 1995 or any adjournments thereof.

                          (TO BE SIGNED ON REVERSE SIDE)


  [  x  ]  Please mark your
           votes as in this
           example.

  1.  Proposal - Election of Director.

      FOR, the nominee     WITHHOLD
      listed at right      authority to vote    Nominee:  P.C. Kincheloe, Jr.
      (except as noted     for the nominee
      to the contrary      listed at right
      below)

          [      ]            [      ]

  (INSTRUCTION: To indicate that you do not wish to have your shares voted for the nominee, print that nominee's name in the space provided below.)

  ---------------------------------------------------------------

  2.  Proposal - Approval of the Corporation's 1995 Directors' Stock Option
  Plan.

      FOR         AGAINST           ABSTAIN

      [      ]    [      ]          [      ]

  3. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

  PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


  --------------------------     ------------------------  Dated: --------, 1995
  SIGNATURE                      SIGNATURE (IF HELD JOINTLY)

  NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

  TEXT OF CLASS B COMMON STOCK PROXY CARD:

                               CLASS B COMMON STOCK

                                   CERBCO, Inc.
            3421 Pennsy Drive, Landover, Maryland 20785, (301) 773-1784

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 15, 1995
                           PROXY - CLASS B COMMON STOCK

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints R.W. Erikson and G.Wm. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Class B Common Stock of CERBCO, Inc. held of record by the undersigned on October 19, 1995, at the Annual Meeting of Stockholders to be held on December 15, 1995 or any adjournments thereof.

                          (TO BE SIGNED ON REVERSE SIDE)


  [  x  ]  Please mark your
           votes as in this
           example.

  1.  Proposal - Election of Director.

      FOR, all nominees    WITHHOLD
      listed at right      authority to vote    Nominees:  R.W. Erikson
      (except as noted     for all nominees                G.Wm. Erikson
      to the contrary      listed at right                 W.C. Hayes, IV
      below)

          [      ]            [      ]

  (INSTRUCTION: To indicate that you do not wish to have your shares voted for an individual nominee, print that nominee's name in the space provided below.)

  ---------------------------------------------------------------

  2.  Proposal - Approval of the Corporation's 1995 Directors' Stock Option
  Plan.

      FOR         AGAINST           ABSTAIN

      [      ]    [      ]          [      ]

  3. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

  PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


  --------------------------     ------------------------  Dated: --------, 1995
  SIGNATURE                      SIGNATURE (IF HELD JOINTLY)

  NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.